UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2014

Celldex Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 200 Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (908) 200-7500

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 17, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of Celldex Therapeutics, Inc. (the "Company"), the Company's Board of Directors (the "Board") appointed Richard van den Broek, effective immediately, to fill the vacant director position created by the resignation of Timothy M. Shannon. Mr. van den Broek has been appointed to serve on the compensation committee and the nominating and corporate governance committee. Mr. van den Broek will hold this position until the next annual meeting of the Company's shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal.

Richard A. van den Broek has served as Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry, since 2004. From 2000 through 2003, he served as a Partner of Cooper Hill Partners, LLC, an investment fund focused on the healthcare sector. Prior to working for Cooper Hill Partners, LLC, Mr. van den Broek had a 10-year career as a biotech analyst, starting at Oppenheimer & Co., then Merrill Lynch, and finally at Hambrecht & Quist, an investment bank focused on the technology and internet sectors. Mr. van den Broek graduated from Harvard University and is a Chartered Financial Analyst. Mr. van den Broek sits on the boards of directors of Pharmacyclics, Inc. (NASDAQ: PCYC), Response Genetics, Inc. (NASDAQ: RGDX), CogState Limited (ASX: CGX.AU) and Special Diversified Opportunities, Inc. (OTC: SDOI).

Mr. van den Broek will participate in the Company's standard non-employee director compensation plan, including an initial option grant to purchase 8,000 shares of the Company's common stock upon joining the Board, an annual cash retainer fee of $50,000, an annual award of 2,000 shares of the Company's restricted stock and an annual stock option grant to purchase 2,000 shares of the Company's common stock. In addition, Mr. van den Broek will receive an annual cash retainer fee of $20,000 for service on the compensation committee and an annual cash retainer fee of $20,000 for service on the nominating and corporate governance committee.

There is no arrangement or understanding pursuant to which Mr. van den Broek was appointed to the Board, nor are there any transactions or proposed transactions to which the Company and Mr. van den Broek are, or will be, a party. As of the date of this report, Mr. van den Broek has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Departure of Director

On December 17, 2014, Timothy M. Shannon, M.D. resigned from the Board, effective immediately, due to demands on his time, including his roles as Chairman of the Board of Directors of Arvinas, Inc., a privately held biotechnology company and as a General Partner at Canaan Partners. Dr. Shannon indicated that his resignation was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On December 18, 2014, the Company issued a press release announcing the resignation of Timothy M. Shannon, M.D. from the Board and the appointment of Richard A. van den Broek to fill the vacant director position created by Dr. Shannon's resignation. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release of Celldex Therapeutics, Inc., dated December 18, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celldex Therapeutics, Inc. (Registrant)
December 18, 2014 (Date)	/s/ AVERY W. CATLIN Avery W. Catlin Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following designated exhibit is filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release of Celldex Therapeutics, Inc., dated December 18, 2014.